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                                                                   EXHIBIT 10.13

                           STOCK REDEMPTION AGREEMENT


     THIS AGREEMENT is made and entered into as of the 15th day of December, 1997, by and among RENTEL #1, INC., a Georgia corporation (the "CORPORATION");
                                                                -----------
SCOTT DORFMAN, an individual resident of the State of Georgia ("SCOTT DORFMAN");
                                                                -------------
and ARNOLD DORFMAN, an individual resident of the State of Florida ("SELLER").
                                                                     ------

                                  WITNESSETH:
                                  ----------

     WHEREAS, Innotrac Corporation ("INNOTRAC"), an affiliate of the
                                     --------
Corporation, intends to offer a number of its shares of common stock to the public; and

     WHEREAS, in connection with such public offering, the operations of Innotrac's affiliates, including the Corporation, will be combined with those of Innotrac pursuant to an Acquisition Agreement, in the form attached hereto as EXHIBIT A; and

     WHEREAS, Scott Dorfman and Seller are among the equity holders of Innotrac and its affiliates; and

     WHEREAS, in connection with the combination of the operations of Innotrac's affiliates with those of Innotrac, as more fully described in the Acquisition Agreement (such combination and transactions being referred to herein as the

"CONSOLIDATION TRANSACTION"), the owners of the ownership and equity interests
-------------- -----------
have been given the opportunity to become parties to the Acquisition Agreement, to participate in the Consolidation Transaction, and to receive a number of shares of the common stock of Innotrac in connection therewith based upon the relative values of such affiliates and their business; and

     WHEREAS, after thorough consideration thereof, Seller has decided not to participate in the Consolidation Transaction; but rather to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the terms and conditions contained herein; and

     WHEREAS, Seller is the record and beneficial owner of 10 shares of the no par value per share common stock of the Corporation (such shares being referred to herein as the "REDEEMED SHARES");
                  ---------------

     WHEREAS, the Corporation, Scott Dorfman and Seller are parties to that certain Shareholder's Agreement, dated September 22, 1993, as the same may have been modified or supplemented through the date hereof (the "SHAREHOLDERS
                                                            ------------
AGREEMENT"); and
---------

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Seller desires to sell the Redeemed Shares to the Corporation, and the Corporation desires to purchase the Redeemed Shares from Seller;

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     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.  SALE AND REDEMPTION OF REDEEMED SHARES.  On the Closing Date and
         --------------------------------------
subject to the terms and conditions hereof, Seller agrees to sell, convey, transfer and assign to the Corporation, and the Corporation agrees to purchase, redeem and take from Seller, all of the Redeemed Shares, free and clear of all liens, claims, charges and encumbrances.

     2.  PURCHASE PRICE.  The price payable by the Corporation to Seller for the
         --------------
Redeemed Shares in accordance with SECTION 3(B) hereof (the "PURCHASE PRICE")
                                                             --------------
shall be the sum of (i) $388,000 plus (ii) to the extent that the Closing occurs
                                 ----
after February 28, 1998, an amount equal to (A) 4.3% multiplied by (B) $388,000
                                                     --------------
multiplied by (C) the number of days from February 28, 1998 to the Closing Date
-------------
divided by 360.
----------

     3.  CLOSING AND DELIVERY.  (a)  At the Closing (as hereinafter defined) and
         --------------------
against delivery of the Purchase Price, Seller shall deliver to the Corporation certificates evidencing the Redeemed Shares, duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed in blank, free and clear of any and all liens, claims, charges and encumbrances.

     (b) At the Closing and against delivery of certificates evidencing the Redeemed Shares, the Corporation shall pay the Purchase Price to Seller by either (x) transferring by wire transfer such amount in immediately available funds to a bank account designated by Seller in writing to the Corporation on or prior to the Closing Date, or (y) delivering to Seller the Corporation's check payable to Seller in such amount.

     (c) The consummation of the transactions contemplated herein is referred to as the "CLOSING". The Closing shall take place at the offices of Kilpatrick
        -------
Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the day that the transactions contemplated by the Acquisition Agreement are closed (the "CLOSING DATE"). Should the transactions
                                       ------------
contemplated by the Acquisition Agreement not close by April 30, 1998, then either Seller or the Corporation may immediately terminate this Agreement by written notice to the other.

     4.  TERMINATION OF SHAREHOLDERS AGREEMENT.  Effective at the Closing and
         -------------------------------------
without any further action on the part of any of the Corporation, Scott Dorfman or Seller, the Shareholders Agreement shall terminate and be of no further force and effect. It is understood and agreed that should the Closing not occur, the Shareholders Agreement will continue in effect in accordance with its terms.

     5.  REPRESENTATIONS AND WARRANTIES BY SELLER.  Seller hereby represents and
         ----------------------------------------
warrants to the Corporation as of the date hereof and as of the Closing Date as follows:

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

     (a) Seller has full legal capacity and unrestricted power and authority to execute and deliver this Agreement and any other document, agreement, instrument or paper to be delivered by Seller pursuant to or in connection with this Agreement.

     (b) This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     (c) The execution, delivery and performance of this Agreement do not and will not (i) result in a violation of any law applicable to Seller, or (ii) result in a material breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, to which Seller is a party or by which he or any of his assets and properties, including, without limitation, the Redeemed Shares, is subject or bound; nor will such actions result in the creation of any lien, claim, charge or encumbrance on any of the Redeemed Shares.

     (d) Seller is the legal and beneficial and of record owner of the Redeemed Shares, free and clear of any and all liens, claims, charges or other encumbrances of any kind or nature whatsoever, other than for those arising under the Shareholders Agreement. The delivery by Seller of certificates evidencing the Redeemed Shares, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, to the Corporation as described above, against payment therefor, will transfer valid title to said Redeemed Shares to the Corporation, free and clear of any and all liens, claims, charges or other encumbrances of any kind or nature whatsoever. There are no warrants, calls, commitments or rights of others, however evidenced or created with respect to any of the Redeemed Shares.

     6.  REPRESENTATIONS AND WARRANTIES BY THE CORPORATION.  The Corporation
         -------------------------------------------------
hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

     (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Corporation has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) The execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations hereunder have been duly authorized by all requisite corporate action.

     (c) This Agreement has been duly executed and delivered by the Corporation, and, subject to due execution by Seller, constitutes, the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms hereof, except as the same may be affected by bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     7.  MISCELLANEOUS.  (a)  For the convenience of the parties, this Agreement
         -------------
may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (b) All notices and deliveries that are required or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid (in which case the second business day after the date of mailing shall be deemed the date of receipt), (iii) sent via a nationally recognized overnight courier service (in which case the day after delivery to such courier service shall be deemed the date of receipt), or (iv) sent via facsimile confirmed in writing to the recipient (in which case the date sent shall be deemed the date of receipt), in each case to the respective address or facsimile number set forth below each party's signature on this Agreement (or to such other address as either party may from time to time designate in writing to the other party).

          (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, exclusive of the conflicts of laws provisions thereof.

          (f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (g) Neither this Agreement nor any of the rights or obligations of the parties hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              RENTEL #1, INC.


                              By: /s/ Scott D. Dorfman
                                 ----------------------
                                 Scott Dorfman, President


                                   [CORPORATE SEAL]

                              Address:  c/o Scott Dorfman, President
                                        Rentel #1, Inc.
                                        1828 Meca Way
                                        Norcross, GA  30093
                                        Facsimile:  (770)717-2111



                               /s/ Arnold Dorfman
                              ------------------
                              ARNOLD DORFMAN

                              Address:  Ibis Golf & Country Club
                                        8225 Ibis Boulevard
                                        West Palm Beach, FL  33412
                                        Facsimile:  (561) 624-8002



                               /s/ Scott D. Dorfman
                              --------------------
                              SCOTT DORFMAN

                              Address:  c/o Innotrac Corporation
                                        1828 Meca Way
                                        Norcross, GA  30093
                                        Facsimile:  (770) 717-2111

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